United States
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
__________________

FORM 8-K
__________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2019

Commission File Number 1-12803

URSTADT BIDDLE PROPERTIES INC.
(Exact Name of Registrant in its Charter)

Maryland	04-2458042
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

321 Railroad Avenue, Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (203) 863-8200

N/A
(Former Name or Former address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.07                          Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders of Urstadt Biddle Properties Inc. (the “Company”) was held on March 21, 2019.   At the meeting, stockholders were asked to vote on the following matters:

1.	To elect three (3) directors to serve for three years. The shares so present were voted on Proposal 1 as follows:

	Votes For	Votes Against	Abstain	Broker Non-Votes
Willing L. Biddle	9,149,304	683,931	5,370	1,089,284
Bryan O. Colley	8,865,064	963,870	9,672	1,089,284
Robert J. Mueller	8,856,028	975,971	6,606	1,089,284

2.	To ratify the appointment of PKF O'Connor Davies, LLP as the Company's independent registered public accounting firm for one year. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Vote
10,883,739	32,048	12,101	0

3.	To approve the amendment of the Amended and Restated Restricted Stock Award Plan to increase the number of shares available for issuance by 1,000,000. The vote with respect to this proposal was:

For	Against	Abstain	Broker Non-Vote
9,196,800	607,726	34,079	1,089,284

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2019	URSTADT BIDDLE PROPERTIES INC.
(Registrant)

/s/ John T. Hayes
John T. Hayes
Senior Vice President & Chief Financial Officer